Exhibit 15.1

July 2, 2015

The Board of Directors and Shareholders of

Landmark Apartment Trust, Inc.

We are aware of the inclusion in Amendment No. 1 to the Registration Statement (Form S-11 No. 333-204152) of Landmark Apartment Trust, Inc. for the registration of              shares of its common stock of our report dated May 15, 2015 relating to the unaudited condensed consolidated interim financial statements of Landmark Apartment Trust, Inc. that are included in its Form 10-Q for the quarter ended March 31, 2015.

/s/ Ernst & Young LLP

Certified Public Accountants

Tampa, Florida

July 2, 2015